                                                                     EXHIBIT 3.1

                      THE COMPANIES ORDINANCE (CHAPTER 32)


                        Private Company Limited by Shares


                            MEMORANDUM OF ASSOCIATION

                                       OF

                                 ZINDART LIMITED
                                   [GRAPHIC]



         FIRST    The name of the Company is "ZINDART LIMITED [GRAPHIC]".

         SECOND The Registered Office of the Company will be situate in the Colony of Hong Kong.

         THIRD    The objects for which the Company is established are:-

                  (1) To manufacture, assemble, process, produce, make, import, export, sell, purchase, repair, maintain or otherwise deal in equipment, machinery, tools, products of any kind and materials of any nature whatsoever to act as die casters, mechanical electrical and electronic engineers, builders, developers and generally to carry on any other industrial or commercial enterprise and to provide services of any description.

                  (2) To purchase, take on lease or in exchange, hire or otherwise acquire any land and hereditaments of any tenure or description, and messuages and tenements and any estate or interest in any land or hereditaments, messuages, or tenements and any rights, easements or privileges to any land or hereditaments, messuages or tenements belonging to or appertaining therewith at any time used, held or enjoyed for such consideration whether wholly or partly of a pecuniary nature as the Company shall think fit.

                  (3) To carry on the business of a house and estate agent and a broker of land and hereditaments, messuages, and tenements and any estate or interest therein respectively in all or any or either of their respective branches, and especially to negotiate and arrange loans on land and hereditaments, messuages and tenements and any estate or interest therein respectively.

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                  (4)      To carry on the business of construction and building
                           contractors, interior and exterior decorators, and auctioneers of land and hereditaments, messuages and tenements and any estate or interest therein respectively, to manage estates and properties, to receive and collect rents, and to act as attorneys or factors and transact all kinds of agency and commission business so far as regards lands and hereditaments, messuages and tenements and any estate or interest therein respectively for any person or persons, company or corporation for such commission or consideration and upon such terms and conditions as the Company shall think fit.

                  (5) To develop and/or re-develop and turn to account any land or other property purchased, leased, exchanged, hired or otherwise acquired by the Company or in which the Company is interested, and develop and turn to account the resources of any property whether belonging to the Company or not, and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, furnishing, fitting up and improving buildings, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement, and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others, and generally to deal with and improve the property of the Company or to which the Company is interested.

                  (6) To advance money by way of loan on any land or hereditaments of any tenure, whether the same shall be wholly or partly built on or not, or on any messuages or tenements, or any estate or interest in any land or hereditaments, messuages or tenements to such amount, at such rate of interest and upon such terms and conditions as the Company shall think fit, and in particular to lend money to any person or persons, company or corporation undertaking to build on, or to develop or improve any property upon which this Company shall advance or agree to advance money or in which it is interested.

                  (7) To manage, demise and let, or agree to demise and let, to accept surrenders of, divide or make partition of, to exchange, mortgage, sell and absolutely dispose of, to surrender to any governments or authorities (supreme, municipal, local or otherwise), or to any other person or persons, or to grant rights of way over or otherwise howsoever to deal with all or any or either of any parts or part of the Company's lands, hereditaments, messuages and tenements or any estate or interest therein respectively.

                  (8) To obtain vacant possession of any land, buildings, messuages, tenements and other erections belonging to the Company or in which the Company is interested either as owners, lessees, sub-lessees, contractors or otherwise whatsoever by proceedings in or applications to any court of law, tribunal or other appropriate authority, having authority in that behalf or in any lawful manner, for the purpose of development or re-development by the erection of


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                           new buildings, tenements, messuages, houses and other
                           erections of every description, and to pay compensation and other monies to the lessees, tenants, sub-tenants and other occupiers thereof as may be ordered by the court, tribunal or appropriate authority or which may be otherwise payable.

                  (9) To lay out and prepare for building purposes any land belonging to this Company or in which it is interested, and to improve and develop any such land by reclaiming, draining, planting, cleaning and otherwise dealing with the same, and to construct or procure the construction thereon or on some part thereof of all kinds of buildings, and in particular of offices, shops, hotels, garages, restaurants, cafes, dwelling houses, factories, workshops, warehouses and godowns, and to alter, pull down, rebuild, repair, maintain, decorate and furnish any buildings or erections situate on any such land.

                  (10) Generally to purchase, take on lease or in exchange, hire or otherwise acquire in the said Colony or elsewhere any real or personal property and any rights or interests therein which the Company may think necessary or convenient for effectuating any of its objects, and in particular any lands, plantations, houses, factories, warehouses, plant, machinery, patents, concessions, trade marks, trade names, copyrights, licences, stocks, material or property of any description, and to work, use, maintain, improve, manage, develop, lease, surrender, mortgage, charge, sell, dispose of, turn to account or otherwise deal with the same or any other property of the Company, including, in respect of any patent or patent rights belong to the Company, the grant of licences or authorities to any person, corporation or company to work the same.

                  (11) To carry on all or any of the businesses usually carried on by land investment companies, land development companies, land mortgage companies and real estate companies in the Colony of Hong Kong or any part of the world.

                  (12) To act as agents for the investment, loan, payment, transmission and collection of moneys, and for the purchase, sale, improvement, development and management of properties or any estate or rights therein, including business concerns and undertakings, and generally to transact and undertake all kinds of agency business, either gratuitously or otherwise, and whether in respect of commercial or financial matters, and to guarantee and become liable for the payment of money or for the performance of any obligations.

                  (13) To act as agents, brokers or trustees for any person, firm or company, and to undertake and perform sub-contracts, and also to act in any of the businesses of the Company through or by means of agents, brokers, sub-contractors or others.





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                  (14)     To carry on the business of any investment company
                           and for that purpose to acquire and hold, trade or deal in, either in the name of the Company or in that of any nominee, share, stocks, debentures, debenture stock, bonds, obligations and securities issued or guaranteed by any company constituted in Hong Kong or elsewhere and carrying on any business which the Company is authorised to carry on, or any business the carrying on of which may be in any way calculated directly or indirectly to advance the interests of the Company or to enhance the value of or render profitable any of the Company's investments, property or rights and any debentures, debenture stock, bonds, obligations or securities issued or guaranteed by any government, sovereign ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, whether in the said Colony or elsewhere.

                  (15) To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, and convert any such stocks, shares or securities as mentioned in the last preceding paragraph.

                  (16) To issue debentures, debenture stock, bonds, obligations and securities of all kinds, and to frame, constitute and secure the same as may seem expedient with full power to make the same transferable by delivery or by instrument of transfer or otherwise, and either perpetual or terminable, and either redeemable or otherwise, and to charge or secure the same by trust deed or otherwise on the undertaking of the Company, or upon any specific property and rights, present and future, of the Company (including, if thought fit, its uncalled capital) or otherwise howsoever.

                  (17) To purchase or otherwise acquire, issue, re-issue, sell, place and deal in shares, stocks, debentures, debenture stock and other securities, and to give any guarantee or security for the payment of dividends or interest thereon or otherwise in relation thereto.

                  (18) To acquire any such shares, stocks, debentures, debenture stock, bonds, notes, obligations or securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise, and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit.

                  (19) To exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stocks, obligations or other securities including, without prejudice to the generality of the foregoing, all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, and to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.


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                  (20)     To carry on the business of hotel, apartment rental,
                           guest house, restaurant, cafe, tavern, beer-house, refreshment-room, and lodging-house keepers, licensed victuallers, wine, beer and spirit merchants brewers, maltsters, distillers, importers and manufacturers of aerated, mineral and artificial waters and other drinks, purveyors, caterers for public amusements generally, proprietors of motor and other vehicles, garage proprietors, livery-stable keepers, jobmasters, farmers, dairymen, ice merchants, importers and brokers of food, live and dead stock, and colonial and foreign produce of all descriptions, hair-dressers, perfumers, chemists, proprietors of clubs, baths, lodging and apartment houses, dressing rooms, laundries, reading, writing and newspaper rooms, libraries, grounds, and place of amusement, recreation, sport, entertainment, and instruction of all kinds, tobacco and cigar merchants, agents for railway, shipping and airplane companies and carriers, theatrical and opera box office proprietors, entrepreneurs and general agents, and any other business which can be conveniently carried on in connection therewith.

                  (21) To undertake and execute any trusts as the Company may think fit, and also to undertake the office of executor, administrator, treasurer or registrar, and to keep for any company, government authority or body any register relating to any stocks, funds, shares or securities or to undertake any duties in relation to the registration of transfers, the issue of certificates or otherwise.

                  (22) To carry on business as capitalists, financiers, concessionaries and merchants, and to undertake and carry on and execute all kinds of financial, commercial, trading and other operations, and to advance, deposit, or lend money, securities and property to or with such persons or companies and on such terms as may deem expedient, and either with or without security, and in particular to customers and others having dealings with the Company, and to guarantee the performance of contracts by any such persons or companies.

                  (23) To take or otherwise acquire and hold shares in any other company having objects altogether or in part similar to those of this Company or any business capable of being conducted so as directly or indirectly to benefit this Company.

                  (24) To carry on all or any of the businesses of importers, exporters, commission agents, general merchants, traders, contractors, brokers, factors, distributors, commercial, financial and general agents, and generally to import, export, buy, sell (either for cash or on credit), barter, exchange, pledge, manipulate, prepare for market, make advances upon or otherwise deal in goods, produce, commodities and merchandise of all descriptions, both wholesale and retail, and to transact every kind of agency business, and to undertake the business of manufacturers' representatives.


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                  (25)     To carry on in such manner and in such place or
                           places, either in the said Colony or elsewhere as the Company may think requisite or proper, any other business whatsoever which may seem to the Company capable of being conveniently carried on in connection with the business of the Company or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

                  (26) To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit employees or ex-employees of the Company or its predecessors in business, or the dependants or connections of such persons, and to grant pensions and allowances, and to make payments toward insurance, and to subscribe or guarantee money for charitable or benevolent objects, for any exhibition or for any public, general or useful objects.

                  (27) To undertake or enter into any contract or arrangement in connection with the undertaking or property of any company in which the Company is interested.

                  (28) To purchase or otherwise acquire, or undertake or otherwise to participate in, deal in and turn to account the whole or any part of the business, assets and liabilities, including shares, stocks, bonds, debentures, mortgages or other obligations, or any or either of them, of any other company, corporation or person carrying on any business in the said Colony or elsewhere which this Company is authorised to carry on or possessed of any property or right suitable for the purposes of this Company, and to acquire the business of any company or corporation, if deemed expedient, by amalgamation with such company or corporation instead of by purchase in the ordinary way.

                  (29) To pay for any business or undertaking, or any property, rights, stocks, shares, bonds, debentures or other securities acquired by the Company, either in cash or shares, with or without preferred or deferred rights in respect of dividends or repayment of capital or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company shall determine.

                  (30) To sell or otherwise dispose of the business and undertaking of the Company or any part thereof, including any shares, stocks, bonds, debentures, mortgages or other obligations or securities, or any or either of them, patents, trade marks, trade names, copyrights, licences or authorities, or any estate, rights, property, privileges or assets of any kind for such consideration as the Company may think fit to accept, and in particular for shares, debentures or securities of any other company having objects altogether or in part similar to those of this Company.


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                  (31)     TO accept payment for the business and undertaking of
                           the Company or any part thereof or for any property or rights sold or otherwise disposed of or dealt with by the Company or corporation, with or without deferred or preferred rights in respect of dividends or repayment of capital or otherwise, or by means of a mortgage, or by debentures, debenture stock or mortgage debenture or bonds of any company, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

                  (32) To engage in the said Colony or elsewhere in any business or transaction within the limits of the Company's objects either alone or in conjunction with any other person, corporation, company or firm, and to hold shares, stocks or bonds in any such company or corporation.

                  (33) To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

                  (34) To lend and advance money or give credit to such persons or companies and on such terms as may seem expedient, and in particular to customers and others having dealings with the Company, and to guarantee the performance of contracts by any such persons or companies, and/or to advance and lend money on the security of land, buildings, hereditaments and premises of any tenure or description, shares, securities, merchandise and other property upon such terms as may be arranged, and in particular so that any loan including interest thereon may be made repayable by monthly or quarterly instalments or otherwise.

                  (35) To borrow or raise or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures or debenture stock (perpetual or otherwise), and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or lien upon all or any of the property or assets of the Company (both present and future), including its uncalled capital, and also by a similar mortgage, charge or lien to secure and guarantee the performance by the Company or any other person or company of any obligation or liability undertaken by the Company or any other person or company as the case may be, and to purchase, redeem or pay off any such securities.

                  (36) To carry on business and maintain branches abroad in any part of the world for all or any of the purposes aforesaid or to establish agencies whereof and to regulate or discontinue the same.

                  (37) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, godown receipts, warehouse receipts, wharfinger's receipts, warrants, debentures, bonds and other negotiable or transferable instruments.


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                  (38)     To enter into partnership or into any arrangement for
                           sharing of profits, union of interests, co-operation, joint adventure, reciprocal concession or otherwise with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction capable of being conducted so as directly or indirectly to benefit this Company. And to lend money to, guarantee the contracts of or otherwise assist, any such person or company, and to take or otherwise acquire shares and securities of any such company, and to sell, hold, re-issue, with or without guarantee, or otherwise deal with the same.

                  (39) To enter into any arrangements with any governments or authorities (supreme, municipal, local or otherwise), or any corporations, companies or persons that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government, authority, corporation, company or person, any charters, contracts, decrees, rights, privileges and concessions, and to carry out, exercise and comply with any such charters, contracts, decrees, arrangements, rights, privileges and concessions.

                  (40) To remunerate any person or company rendering services to the Company, either by cash payment or by the allotment to him or them of shares or securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

                  (41) To promote, form, subsidize and establish any company or companies, corporation or corporations, for the purpose of acquiring all or any of the property, rights and liabilities of the Company, or for any purpose which may seem calculated directly or indirectly to benefit this Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire, all or any part of the shares or securities of any company as aforesaid.

                  (42) To obtain all powers and authorities for enabling the Company to carry any of its objects into effect, or for dissolving the Company and re-incorporating its members as a new company for any of the objects specified in this Memorandum, or for effecting any modification of the Company's constitution, or for any other purposes which may seem expedient, and to oppose any proceedings and applications which may seem calculated directly or indirectly to prejudice the Company's interests.

                  (43) To insure with any company or person against losses, damages, risks and liabilities of all kinds which may effect the Company.

                  (44) To procure the Company to be registered or recognised in any foreign country or place.



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                  (45)     To distribute any of the property of the Company
                           amongst its members in specie or otherwise as may be resolved, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

                  (46) To do all or any of the above things in any part of the world and either as principals, agents, contractors, trustees or otherwise, and by or through agents, trustees, or otherwise, and either alone or in conjunction with other or others.

                  (47) To do all such other things as are incidental or conducive to the attainment of the above objects or any of them.

                  AND it is hereby declared that the word "company" in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in the Colony of Hong Kong or elsewhere, and the intention is that the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in nowise limited or restricted by reference to or inference from the terms of any other paragraphs or the name of the Company, and that in the event of any ambiguity this clause shall be construed in such a way as to widen, and not to restrict, the powers of the Company.

         FOURTH   The liability of the members is limited.

         FIFTH    The share capital of the Company is      Two Million and Five
                  Hundred Thousand Dollars Hong Kong Currency (HK$2,500,000.OO) divided into Five Million (5,000,000) shares of Fifty Cents (HK$0.50) each. Upon any increase of capital the Company is to be at liberty to issue any new shares either in Hong Kong Dollars or in any other currency, or partly in one currency and partly in another, and with any preferential, deferred, qualified or special rights, privileges or conditions attached thereto. The rights for the time being attached to any shares having preferential, deferred, qualified or special rights, privileges or conditions attached thereto, may be altered or dealt with in accordance with the accompanying Articles of Association, but not otherwise.

                  Dividends may be paid in cash or by the distribution in specific assets or otherwise as provided by the Articles of Association and/or Regulations of the Company for the time being or otherwise.



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         We, the several persons, whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association , and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:-


                                                                   Number of
                                                                 Shares taken
    Names, Addresses and Descriptions of Subscribers                by each
                                                                   Subscriber
          PHILIP (NOMINIEES) LIMITED by
                   its Director :
            (Sd.) CHAN CHUN YUEN
            (Chan Chun Yuen                                            One
            Grand Building, 14th Floor,
       Nos. 15-18 Connaught Road Central,
                   Hong Kong.
                        Corporation.

      VINCENT (NOMINEES) LIMITED by
                     its Directors :-
              (Sd.) CHIU CHI CHEUNG
        (Chiu Chi Cheung                                               One
          Grand Building, 14th Floor,
     Nos. 15- 18 Connaught Road Central,
                   Hong Kong.
                          Corporation.

                 Total Number of Shares Taken........                  Two


                   Dated the 4th day of July, 1977
             WITNESS to the above signatures:


                                        (Sd.) John Michael Seto
                                               J. M. SETO
                                               Solicitor
                                               Hong Kong


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